Exhibit 10.3

SECOND AMENDMENT TO LETTER AGREEMENT

This Second Amendment to Letter Agreement is dated effective December 31, 2008, between Eddie Bauer Holdings, Inc. (“Eddie Bauer”) and McNeil S. Fiske, Jr. (“Executive”).

RECITALS

A. Eddie Bauer and Executive are parties to a Letter Agreement dated June 12, 2007, as amended August 5, 2008, relating to Executive’s employment with Eddie Bauer (the “Letter Agreement”).

B. The parties desire to amend the Letter Agreement to comply with certain required changes under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the definition set forth in the Letter Agreement unless otherwise specified.

2. Preamble. The parties hereby amend the first paragraph of the Letter Agreement by adding the following sentence to the end thereof:

“The attached Exhibit B is incorporated by reference and made a part of this Agreement, effective December 31, 2008.”

3. Severance Pay. The parties amend the paragraph entitled “Severance Pay” by deleting it and replacing it in its entirety with the following:

“The Company will pay you 2 times your then current Base Salary and current Annual Incentive Plan Target amount in a lump sum on the eighth day following the date you sign the waiver and release of claims. You will not be obligated to seek new employment and the amount of any Severance Pay payments otherwise due hereunder will not be offset or reduced by any compensation earned as a result of employment by another employer.”

4. Good Reason. The parties hereby amend clause (iv) of the definition of “Good Reason” in the subparagraph titled Good Reason under the paragraph heading Definitions of the Letter Agreement by inserting the term “material” at the beginning thereof to read in its entirety as follows:

“(iv) a material reduction by the Company of your Base Salary or Annual Incentive Plan Target Percentage, other than in connection with any across-the-board reduction of base salaries or target percentages of substantially all senior executives of the Company provided such across-the-board adjustment reduces your total compensation opportunity by not more than 10 percent and continues for no more than one year; or”

5. Change in Control Plan. The parties hereby amend the final subparagraph under the paragraph heading Severance Benefits of the Letter Agreement by amending it provide for a new definition of Change in Control for the Letter Agreement. The subparagraph now reads in its entirety as follows:

“Notwithstanding the foregoing, you will become a participant in the Company’s Senior Officer Change in Control Compensation Benefit Plan (the “Change in Control Plan”) and for so long as you remain a participant thereunder, the terms of the Change in Control Plan will apply to all changes in employment status related to a “Change in Control” and you shall not be entitled to any benefits (other than the acceleration of vesting and distribution of the Deferred Compensation Award, which shall occur on a “Change in Control” as defined in Exhibit B below or, in the event no acceleration and distribution has occurred, upon termination within 2 years following the occurrence of an event described in Section 2.8(c) of the Change in Control Plan), under this paragraph or the provisions under the heading Change in Control below (unless the Change in Control Plan is terminated or is amended to provide less severance, a shorter period of health coverage, or less favorable equity and deferred compensation vesting than is specified herein, in which case you will receive the more favorable benefits under the terms hereof in lieu of the benefits provided in the Change in Control Plan). For purposes of the Change in Control Plan, the term Change in Control shall be as defined in Section 2.8 of the Change in Control Plan. For purposes of this Letter Agreement, the term Change in Control shall have the meaning provided in Exhibit B, hereto.”

6. Exhibit B. The parties hereby amend the Letter Agreement by adding a new Exhibit B thereto as follows:

Exhibit B – Internal Revenue Code Section 409A

Change in Control

For purposes of the right to payments or benefits under either of the headings Severance Benefits or Change in Control in this Agreement, including: (i) the accelerated vesting and distribution of the Award upon a Change in Control (for purposes of clarification the Award shall fully vest and its distribution shall occur upon a termination of employment within 2 years following the occurrence of an event described in Section 2.8(c) of the Change in Control Plan, provided no acceleration and distribution has previously occurred); and (ii) the changes in the amount of the Severance Pay or in the length of Continuation Coverage if your employment is terminated within 24 months after a Change in Control occurs; the term “Change in Control” means the occurrence of any of the following events:

(a) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions occurring within the 12-month period ending on the date of the last such transaction, of all or substantially all of the assets of the Company to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act). For this purpose, “substantially all of the assets of the Company” means assets of the Company having a gross fair market value (determined without regard to any associated liabilities) equal to at least 75% of the total gross fair market value (determined without regard to any associated liabilities) of all of the Company’s assets immediately before such transaction or transactions. There is no Change in Control under this paragraph (a) when there is a transfer to an entity that is controlled by the stockholders of the Company immediately after the transfer. A transfer of assets by the Company is not treated as a Change in Control if the assets are transferred to:

(i) A stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii) An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company (immediately after the asset transfer);

(iii) A person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company (immediately after the asset transfer); or

(iv) An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in the preceding paragraph (iii) (immediately after the asset transfer).

(b) The date on which a majority of members of the board of directors of Holdings (the “Holdings Board”) is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Holdings Board before the date of the appointment or election.

(c) The date on which any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes (or has become during the 12-month period ending on the date of the most recent acquisition by such person or group) the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 35% of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”).

(d) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (1) 65% or more of the total voting power of (i) the Surviving Corporation, or (ii) if applicable, the ultimate Parent Corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of more than 35% of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (3) at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a “Non-Qualifying Transaction”); provided that a Business Combination will not constitute a Change in Control unless a “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any person or group is considered to own more than 50% of the total fair market value or total voting power of the Company’s stock, the acquisition of additional stock by the same person or group will not cause a Change in Control.

The foregoing notwithstanding, a transaction shall not constitute a Change in Control if (i) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; (ii) it constitutes a secondary public offering that results in any security of the Company being listed (or approved for listing) on any securities exchange or designated (or approved for designation) as a national market security on an interdealer quotation system; (iii) it constitutes a change in Beneficial Ownership that results from a change in ownership of an existing stockholder; or (iv) solely because 35% or more of the total voting power of the Company’s then outstanding securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit Plans of the Company or any Affiliate, or (B) any company which, immediately prior to such Business Combination, is owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

Upon termination within 2 years following the occurrence of an event described in Section 2.8(c) of the Change in Control Plan, you will be entitled to the Severance Pay described in this Agreement and the amount will be based on 36 months instead of 24 months and the amount will be paid in a lump sum on the eighth day following the date you sign the waiver and release of claims.

Reimbursements

To the extent that any expense payments or reimbursements provided in the Severance Payment section or the Change in Control section of the Agreement are deemed to constitute compensation that is treated as a deferral of compensation within the meaning of Code Section 409A, such expenses shall be paid or reimbursed reasonably promptly, but not later than December 31 of the year following the year in which the expense was incurred. The amount of any such expense payments or reimbursements, or of benefits deemed to constitute deferred compensation subject to Code Section 409A provided, in one year shall not affect the expenses that are eligible for payment or reimbursement, or benefits to be provided, in any subsequent year, and Participant’s right to such payments or reimbursement of any such expenses or provision of such benefits will not be subject to liquidation or exchange for any other benefit.

Gross-Up Payments for Parachute Payment Excise Tax

Notwithstanding any other provision of the Change in Control section of the Agreement, the Company shall complete payment of any Gross-Up Payment or Underpayment, and you shall complete payment to the Company of any refund of an Overpayment, no later than the end of the calendar year next following the calendar year in which you remit the Excise Tax.

7. Termination. The term “termination” shall mean “Separation from Service” as that term is defined in Code Section 409A and the regulations thereunder.

8. No Other Modifications. Except as provided above, the Letter Agreement shall remain unchanged.

Executed to be effective as of the date set forth above.

EDDIE BAUER HOLDINGS, INC.		EXECUTIVE

By:	/s/ Freya R. Brier	/s/ McNeil S. Fiske, Jr.
	Freya R. Brier, Senior Vice President	McNeil S. Fiske, Jr.

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